EXHIBIT 10.2

ASSIGNMENT OF LEASE

THIS ASSIGNMENT OF LEASE (the “Assignment”) is entered into as of October 9, 2009, between Boyd Business Center of Orange, a California general partnership ("Landlord"), Nutritional Specialties, Inc., a Nevada corporation (“Assignor”), whose address for the purposes hereof is 9380 Bahia Dr. Suite A201, Scottsdale AZ, 85260, and Nutra, Inc., a Delaware corporation (“Assignee”) whose address for the purposes hereof is 1400 Kearns Blvd., 2nd Floor, Park City, UT  84060, and its successors and assigns.

RECITALS:

A.

Pursuant to certain transactions between Assignor and Assignee, Assignee is acquiring substantially all the assets of Assignor.

B.

Assignor wishes to assign and transfer to Assignee and Assignee wishes to accept, assume and be bound by that certain lease between Landlord and Assignor comprised of an original lease dated, May 13, 2005; an Assignment and Assumption Agreement, dated March 30, 2007; an Assignment and Assumption Agreement dated, May 24, 2007; and the First Amendment to the Lease, dated June 5, 2008; for Assignor’s existing facility located at 1967 N. Glassell, Orange, California, comprising approximately 10,381 square feet of all or part of a one story building (the “Premises”).  An accurate and complete copy of the aforementioned lease, assignment and assumption agreements and first amendment is attached hereto as Exhibit A (the “Lease”).

C.

In order to effect the assignment of Lease referenced herein, Landlord, Assignor and Assignee desire to enter into this Assignment.  Capitalized terms used herein which are not otherwise defined shall have the meaning given them in the Lease.

AGREEMENT:

NOW, THEREFORE in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.

Assignment.   As of October 9, 2009 ("Effective Date") Assignor hereby grants, assigns, sets over and transfers to Assignee, and its successors and assignees, all of Assignor’s right, title, interest and estate as “Tenant” in and to the Lease, together with (a) any claims of Assignor against any insurer or third persons for loss or damage to or destruction of any or all of the premises; (b) Assignor’s right, title and interest in and to any utilities, fixtures, alterations or installations; and (c) the right to exercise any and all other rights and privileges granted to Assignor under the terms of the Lease.

2.

Acceptance of Assignment.   Assignee hereby accepts this Assignment and assumes and agrees to be bound by all of the terms, covenants and conditions to be performed by Assignor from and after the date of this Assignment that are contained in the Lease.

3.

Assignor's Liability.   Assignor shall remain fully, directly and primarily liable to Landlord for the performance of all of the provisions of the Lease by Assignee.

4.

Representations and Warranties.   Assignor represents, warrants and covenants to Assignee, and its successors and assigns, that to the best of Assignor’s knowledge, (a) Assignor has full and complete right to assign the Lease and all other rights assigned hereunder to Assignee; (b) Assignor is the holder of the entire interest and estate of the “Tenant” under the Lease; (c) Assignor’s interest in the Lease is not encumbered or subject to any claim, lien or any other interest; (d) the Lease attached as

Exhibit A sets forth the entire agreement with respect to the “Tenant’s” rights in the Premises, such Lease in full force and effect strictly in accordance with its terms, has been validly executed by Assignor as “Tenant” and has not been modified, supplemented or amended; (e) the Premises are in good condition, and all fixtures, equipment and facilities therein are in good operating condition, and Assignor has made all necessary repairs, restorations, replacements or renewals that are required under the Lease with respect to the same; (f) Assignor has paid all amounts owing under the Lease with respect to any period prior to the Effective Date; (g) Assignor has made no security deposit under the Lease except for the amount of six thousand two hundred twenty-nine dollars ($6,229), which Assignor hereby assigns to Assignee; and (h) no broker is owed any commissions with respect to this Assignment.

5.

Security Deposit, Pre-Paid Rent and Free Rent.   Landlord, Assignor and Assignee acknowledge and agree that the security deposit held by Landlord under the Lease on behalf of Assignor shall now be held by Landlord on behalf of and for the benefit of Assignee. Assignor and Assignee further acknowledge and agree that any other prepaid rent or other sums, if any, held by Landlord on behalf of Assignor shall be held by Landlord for the account of Assignee and that there is no abated or free rent due Assignor or Assignee under the terms of the Lease. Should there be any prepaid rent, security deposit or abated or free rent due, Assignor hereby relinquishes and releases all right, title and interest in any prepaid rent or security deposit which Assignor or any predecessor of assignor may paid to Landlord and further transfers any such interest to Landlord or Assignee as the case may be.

6.

Landlord’s Consent.   Landlord hereby consents to this Assignment and confirms that Landlord is not due any amount for any period prior to the Effective Date and that rent for October in the amount of seven thousand two hundred sixty-seven dollars ($7,267.00) has been prepaid by Assignor and confirms there are no defaults under the terms of the Lease by Assignor and there is no current offset or claim against the security deposit held by Landlord, except that there is a broken office window and damage to some of the walls from forklifts (and as to these items, Assignee agrees to repair the same).

7.

Attorneys’ Fees.     In the event that there is a default under this Assignment and it becomes necessary for either party therewith, either with or without litigation, or appeal or otherwise, to retain an attorney or collection agency, the losing party to the controversy arising out of the default shall pay to the successful party reasonable attorneys’ fees, and in addition, such costs and expenses as are incurred in enforcing or in terminating this Assignment.

8.

Amendments to Lease.   Landlord and Assignee shall have the right to amend the Lease or enter into any agreement which would modify the obligations of the parties under the Lease without the consent of Assignor. Any such amendment or modification shall be binding upon Assignor during the term of the Lease or any extension thereof.

9.

Integration.   This Assignment contains and embodies the full and complete understanding of the parties with regard to assignment and assumption of the Lease, including any and all representations, covenants, conditions and warranties; and no other agreements, understandings, representations, covenants, conditions or warranties have been made or relied upon in entering into the Assignment.  All prior discussions and negotiations regarding the assignment and assumption of the Lease have been and are merged and integrated into, and are superseded by, the Assignment.

10.

Counterparts.   The Assignment may be executed in counterparts, each of which shall be deemed an original but which together shall constitute the same instrument.

11.

No Implied Waivers.   The failure of either party at any time to enforce any provision of the Assignment, or to require performance under any provisions of the Assignment, shall not affect in any way that party's right to enforce such provision or require full performance at any time thereafter.  The waiver of any breach shall not be construed as a waiver of the provision.

12.

Severability.   If any provision of this Assignment or any part of such provision is invalid or incapable of enforcement, for any reason, all other provisions and the remainder of any partially invalid provision shall remain in full force and effect, it being the parties' intention that their conduct and obligations be governed, so far as possible, by the Assignment.  No provision or part thereof shall be deemed dependent on any other part or provision, unless so expressed.

13.

Estoppel.   Assignor warrants, represents and certifies and to Landlord and Assignee that as of the date of this Amendment, (a) Landlord is not in default under the Lease, as amended by this Amendment, and (b) Assignor does not have any defenses or offsets to payment of rent and performance of its obligations under the Lease, as amended, if at all, by this Assignment, as and when the same become due.

14.

References to Landlord and Tenant.   Notwithstanding anything to the contrary all references to "Landlord" and "Tenant" in this Assignment shall be deemed to mean "Lessor" and "Lessee" as those terms are defined in the Lease.

15.

Miscellaneous.   The individual executing this Assignment on behalf of Assignor does hereby represent and warrant to Assignee that such person has been duly authorized to deliver this Assignment in the capacity and for the entity set forth where such person signs.  The parties hereto shall execute and deliver all documents, provide all information and take or forebear from all action to fulfill the purposes of this Assignment.  This Assignment may be amended only in a writing executed by both parties.  This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns.  This Assignment shall be governed by and construed in accordance with the laws of the State of California.  All Exhibits attached hereto and referred to herein are incorporated herein by this reference.

[Signature Page to Follow]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment of

Lease to be effective as of the date first above.

ASSIGNOR:

NUTRITIONAL SPECIALTIES, INC.

a Nevada corporation

By: /s/ Neil Reithinger

Name: Neil Reithinger

Its: Chief Executive Officer

ASSIGNEE:

NUTRA, INC.

a Delaware corporation

By: /s/ Jeffrey A. Hinrichs

Name: Jeffrey A. Hinrichs

Its: Vice President

LANDLORD

BOYD BUSINESS CENTER OF ORANGE

a California general partnership

By: /s/ Willis B. Boyd, Jr.

      Willis B. Boyd, Jr.,

      its general partner

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